UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Election of Directors.

On August 5, 2015, the Board of Directors of FuelCell Energy, Inc. (“FuelCell”) appointed Paul F. Browning and Matthew F. Hilzinger as Directors of FuelCell. Mr. Browning will serve as a member of the Compensation Committee and Government Affairs Committee. Mr. Hilzinger will serve as a member of the Audit and Finance Committee and Nominating and Corporate Governance Committee. Natica von Althann will no longer serve on the Compensation Committee and will instead serve on the Nominating and Corporate Governance Committee, in addition to continuing to serve on the Audit and Finance Committee.

Mr. Browning, 48, served as President and Chief Executive Officer of Irving Oil Limited, a privately-held multi-billion dollar oil and gas processing, transporting and marketing company. Previously, Mr. Browning led General Electric’s Thermal Products division, a $7 billion division within the GE Power and Water business. As President and CEO of the Thermal Products division, Mr. Browning crafted strategy, launched new power generation products, and was actively involved in selling and executing many of the world’s largest power generation projects. Prior to GE, Mr. Browning spent 12 years at Caterpillar including having responsibility for the engineering, product development, manufacturing and supply chain of the industrial gas turbine business, Solar Turbines, and culminating in the position of Managing Director of MAK in the Marine & Petroleum Power division with responsibilities for manufacturing in Germany and China. Mr. Browning provides executive leadership experience in power generation and global manufacturing including extensive experience with power generation projects in developed and developing countries.

Mr. Hilzinger, 52, is Executive Vice President and Chief Financial Officer for USG Corporation, a building products company, where he oversees all financial activities as well as strategic planning and information technology. Previously, he held a variety of finance roles at Exelon Corporation, advancing to Chief Financial Officer and then to Chief Integration Officer, responsible for the integration of Constellation Energy, a multi-billion dollar acquisition. Prior to Exelon, Mr. Hilzinger was Chief Financial Officer at Credit Acceptance Corporation, Vice President Controller of Kmart Corporation, Vice President International Operations at Handelman Company and he began his finance career at Arthur Andersen as Manager, Audit Division.

A copy of the press release issued by FuelCell announcing the appointment of Mr. Browning and Mr. Hilzinger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 7, 2015	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer